UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2025
(May 18, 2025)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.
TXNM Energy, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Texas-New Mexico Power Company
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
Telephone Number - (972) 420-4189
Commission File No. - 002-97230
IRS Employer Identification No. - 75-0204070
____________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
TXNM Energy, Inc.	Common Stock, no par value	TXNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 18, 2025, TXNM Energy, Inc., a New Mexico corporation (“TXNM”), Troy ParentCo LLC, a Delaware limited liability company (“Parent”), and Troy Merger Sub Inc., a New Mexico corporation and a direct subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into TXNM (the “Merger”), with TXNM surviving the Merger as a direct wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of Blackstone Infrastructure Partners L.P. (“BIP”).

Pursuant to the Merger Agreement, each issued and outstanding share of the common stock of TXNM (“TXNM common stock”) (other than (i) the issued shares of TXNM common stock that are owned by TXNM, Parent, Merger Sub or any other wholly-owned subsidiaries of Parent or TXNM, in each case, not held on behalf of third parties, which will be automatically cancelled at the time the Merger is consummated (the “Effective Time”) and (ii) shares of TXNM common stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of, or consented in writing to, the Merger who is entitled to, and who has demanded, payment for fair value of such shares in accordance with applicable New Mexico law) will, at the Effective Time, be converted into the right to receive $61.25 in cash, without interest (the “Per Share Merger Consideration”).

At the Effective Time, (i) outstanding TXNM restricted stock rights (“RSRs”) will be converted, with respect to the number of shares subject to the RSRs as of the Effective Time, into the right to receive the Per Share Merger Consideration, plus interest at 6%, compounded semi-annually from the Effective Time to the date of payment, less applicable taxes, subject to the same terms and conditions applicable to the converted RSRs, including vesting, acceleration and payment timing provisions, and subject to any existing deferral elections that were applicable to the converted RSRs but excluding any terms rendered inoperative by reason of the consummation of the Merger and subject to such other administrative or ministerial changes as are reasonable and appropriate to conform the converted award, (ii) outstanding TXNM performance shares (“Performance Shares”) will be converted, with respect to the number of Performance Shares earned as of the Effective Time at the higher of (a) the target level of performance or (b) the actual level of performance achieved, determined on a goal-by-goal basis, as of the last day of the last month ending at least 30 days before the Effective Time, into the right to receive the Per Share Merger Consideration, plus interest at 6%, compounded semi-annually from the Effective Time to the date of payment, less applicable taxes, subject to the same service-based terms and conditions applicable to the converted Performance Shares, including vesting, acceleration and payment timing provisions but excluding any terms rendered inoperative by reason of the consummation of the Merger and subject to such other administrative or ministerial changes as are reasonable and appropriate to conform the converted award, and (iii) each share of TXNM common stock distributable under the Director Deferred Restricted Stock Rights Program will be converted into the right to receive the Per Share Merger Consideration at the Effective Time (or such later date as required by Section 409A of the Code).

The proposed Merger has been unanimously approved by the board of directors of TXNM (the “Board”). Consummation of the Merger (the “Closing”) is subject to the satisfaction or waiver of certain customary closing conditions, including, without limitation, the approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of TXNM common stock entitled to vote thereon, the absence of any material adverse effect on TXNM, no legal prohibition on the consummation of the Merger (a “Legal Restraint”), and the receipt of certain required regulatory approvals (including the Public Utility Commission of Texas, the New Mexico Public Regulation Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976). The Merger Agreement does not contain any financing condition. The Closing is currently expected to occur in the second half of 2026.

The Merger Agreement also contains representations, warranties and covenants of TXNM, Parent and Merger Sub which are customary for transactions of this type. Each of TXNM and Parent has agreed to various customary covenants and agreements, including, in the case of TXNM, covenants to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Closing and not to engage in certain kinds of transactions during this period without Parent’s consent. TXNM has also agreed to a non-solicitation covenant restricting its ability to solicit or enter into discussions or negotiations concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions set forth in the Merger Agreement.

The Merger Agreement provides that under limited specified circumstances, the Board may change its recommendation in respect of the Merger prior to the receipt of shareholder approval if it determines that an alternative acquisition proposal constitutes a Superior Proposal (as defined in the Merger Agreement) or if an event or circumstance (other than an acquisition proposal or an action taken pursuant to regulatory approval covenants) that is material, first becomes known to the Board after the execution of the Merger Agreement and affects or would reasonably be expected to affect the business of TXNM and its subsidiaries, taken as a whole, or the shareholders of TXNM (including the benefits of the Merger to the shareholders of TXNM), in which case Parent will have the right to terminate the Merger Agreement and receive the TXNM Termination Fee (as defined below).

The Merger Agreement may be terminated by each of TXNM and Parent under certain circumstances, including if the Merger is not consummated by the 15-month anniversary of the execution of the Merger Agreement (as extended, the “End Date”), so long as failure of the Merger to consummate on or before the End Date was not due to the breach of the Merger Agreement by such party, subject to an automatic extension of the End Date until December 31, 2026 and an additional three-month extension by mutual agreement of the parties, in each case if all of the conditions to the Closing, other than the conditions related to obtaining regulatory approvals or the absence of a Legal Restraint, have been satisfied or waived. The Merger Agreement also provides for other customary termination rights for both Parent (including if the Board changes its recommendation in respect of the Merger) and TXNM. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances (including if Parent terminates the Merger Agreement due to a change in recommendation of the Board or if TXNM terminates the Merger Agreement to accept a Superior Proposal), TXNM will be required to pay Parent a termination fee of $210 million plus costs and expenses (“TXNM Termination Fee”). In addition, the Merger Agreement provides that (i) if the Merger Agreement is terminated by either party as a result of a Legal Restraint (solely in connection with required regulatory approvals), (ii) if the Merger Agreement is terminated by either party as a result of the Merger not being consummated by the End Date, (iii) the Merger Agreement is terminated by TXNM as a result of a terminable breach by Parent, (iv) Parent fails to effect the Closing when all closing conditions have been satisfied and it is otherwise obligated to do so under the Merger Agreement or (v) TXNM terminates the Stock Purchase Agreement (as defined below) as a result of Purchaser (as defined below) failing to timely consummate the Stock Purchase Closing (as defined below), then, in any such case, upon termination of the Merger Agreement, Parent will be required to pay TXNM a termination fee of $350 million plus costs and expenses as the sole and exclusive remedy (the “Parent Termination Fee”).

Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. Pursuant to an equity commitment letter dated May 18, 2025 (the “Equity Commitment Letter”), BIP committed to provide Parent, at the consummation of the Merger, with an equity contribution in the amount set forth therein. In addition, pursuant to debt commitment letters (“Debt Commitment Letters”) delivered to Merger Sub, Royal Bank of Canada, MUFG Bank, Ltd., BNP Paribas, Sumitomo Mitsui Banking Corporation and Canadian Imperial Bank of Commerce have agreed to provide debt financing to Merger Sub following the Closing on the terms and subject to the conditions set forth therein. The equity financing, when funded in accordance with the Equity Commitment Letter together with the debt financing when funded in accordance with the Debt Commitment Letters, will provide an amount that is sufficient to fund the payment of (i) the aggregate Per Share Merger Consideration, (ii) the repayment of certain TXNM debt to be satisfied at Closing and (iii) all related fees, costs and expenses. Additionally, following Closing, Parent and TXNM will have sufficient funds to repay, prepay or discharge certain other debt obligations of TXNM. In addition, BIP has entered into a limited guarantee with TXNM (the “Limited Guarantee”), pursuant to which BIP has guaranteed the obligations of Parent and Merger Sub to pay the Parent Termination Fee and certain costs and expenses reimbursement obligations of TXNM under the Merger Agreement. The Limited Guarantee is capped at $375 million.

Upon consummation of the Merger, the outstanding shares of TXNM common stock will be delisted from the New York Stock Exchange (“NYSE”) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of certain provisions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which is filed as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about TXNM, Parent, Merger Sub, BIP or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in TXNM’s, Parent’s, Merger Sub’s or BIP’s public disclosures.

Merger Backstop Facilities

On May 18, 2025, and in connection with the execution of the Merger Agreement, (i) TXNM entered into a new $910 million 364-day revolving credit facility (the “TXNM Merger Backstop Revolving Facility”) by and among TXNM, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (the “Backstop Lender”) and (ii) Texas-New Mexico Power Company (“TNMP”) entered onto a new $1.505 billion 364-day delayed-draw term loan credit facility (the “TNMP Merger Backstop Term Loan” and, together with the TXNM Merger Backstop Revolving Facility, the “Merger Backstop Facilities”) by and among TNMP, the lenders party thereto, and the Backstop Lender. The TXNM Merger Backstop Revolving Facility is available to provide liquidity to refinance TXNM’s existing revolving credit facility, term loan and letter of credit facility and TNMP’s existing revolving credit facility (collectively, the “Company Facilities”) in the event TXNM and/or TNMP is unable to obtain the required amendments from the applicable lenders waiving the Event of Default under the Company Facilities triggered by the signing of the Merger Agreement (as discussed below under Item 2.04), and the TNMP Merger Backstop Term Loan is available to provide liquidity to repurchase TNMP’s outstanding First Mortgage Bonds that are tendered for prepayment pursuant to TNMP’s offer to prepay certain of TNMP’s outstanding First Mortgage Bonds in connection with the signing of the Merger Agreement (as discussed below under Item 2.04).

The TXNM Merger Backstop Revolving Facility expires on the earliest of the closing of the Merger, the date TXNM and TNMP obtain the required waivers waving the Event of Default under the Company Facilities and May 15, 2026, and bears interest at a variable rate based on a pricing grid. The TNMP Merger Backstop Term Loan matures on the earlier of (i) the closing of the Merger and (ii) the date that is 364 days after the date of the initial borrowings under the TNMP Merger Backstop Term Loan, and bears interest at a variable rate based on a pricing grid. Each of TXNM and TNMP must pay interest on its respective borrowings under the Merger Backstop Facilities from time to time following funding and must repay all amounts on or before the respective maturity dates. The Merger Backstop Facilities, consistent with TXNM’s and TNMP’s current credit facilities, contain “ratings triggers” for pricing purposes only. If TXNM or TNMP is downgraded or upgraded by the ratings agencies, the result would be an increase or decrease in interest cost relating to the applicable Merger Backstop Facility.

Borrowings under the Merger Backstop Facilities are conditioned on the ability of each of TXNM and TNMP to make certain representations. The Merger Backstop Facilities include customary covenants, including requirements to maintain a maximum consolidated debt-to-consolidated capitalization ratio of less than or equal to (i) 0.70 to 1.00 with respect to the TXNM Merger Backstop Revolving Facility and (ii) 0.65 to 1.00 with respect to the TNMP Merger Backstop Term Loan. The Merger Backstop Facilities include customary events of default and have cross default provisions and change of control provisions. If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments shall, terminate the obligations of the lenders to make loans under the Merger Backstop Facilities, and the obligations of the issuing banks to issue letters of credit, and/or declare the obligations outstanding under the Merger Backstop Facilities to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

In the event borrowings remain outstanding under the TNMP Merger Backstop Term Loan after the ninetieth (90th) day following the initial borrowing under the TNMP Merger Backstop Term Loan (the “FMB Delivery Date”), such borrowings will be secured by an aggregate principal amount of a series of First Mortgage Bonds of TNMP equal to the amount of borrowings then-outstanding under the TNMP Merger Backstop Term Loan. Such First Mortgage Bonds will be issued by TNMP and delivered to the Backstop Lender on the FMB Delivery Date and will be issued pursuant to the First Mortgage Indenture, dated as of March 23, 2009 (the “Original Indenture”), between TNMP and U.S. Bank Trust Company, N.A. (as ultimate successor trustee to The Bank of New York Mellon Trust Company, N.A.), as Trustee, as supplemented by an applicable supplemental Indenture, between TNMP and the Trustee. The Original Indenture was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 4.1 to the Form 8-K filed on March 27, 2009.

It is anticipated that if TXNM must draw upon the TXNM Merger Backstop Facility then some or all of the TXNM Merger Backstop Facility is expected to be replaced or repaid by TXNM through one or a combination of the following: issuance of debt securities, other securities or borrowings under one or more credit facilities. Borrowings under the TNMP Merger Backstop Term Loan will be replaced or repaid through the issuance of new First Mortgage Bonds, and if necessary, the issuance of debt securities, other securities or borrowings under one or more credit facilities. TXNM and TNMP have paid certain customary fees and expenses in connection with obtaining the Merger Backstop Facilities.

The Backstop Lender performs normal banking (including as a lender under other facilities) and investment banking and advisory services from time to time for TXNM, TNMP and their affiliates, for which it receives customary fees and expenses.

The foregoing summary of the Merger Backstop Facilities and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the TXNM Merger Backstop Revolving Facility and the TNMP Merger Backstop Term Loan attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Stock Purchase Agreement

Concurrent with the execution of the Merger Agreement, TXNM entered into a Stock Purchase Agreement, dated as of May 18, 2025 (the “Stock Purchase Agreement”), with Troy TopCo LP, a Delaware limited partnership and affiliate of Parent and Merger Sub (the “Purchaser”). Pursuant to the Stock Purchase Agreement, the Purchaser will purchase, and TXNM will issue to the Purchaser, 8,000,000 shares of common stock of TXNM (the “Purchased Shares”), for a purchase price of $50.00 per Purchased Share (for an aggregate amount of $400 million). TXNM intends to use the proceeds from the issuance of the Purchased Shares for general corporate purposes. The consummation of the purchase and sale of the Purchased Shares will occur upon the later of (i) the 10th business day following the execution of the Stock Purchase Agreement and (ii) the date on which the NYSE has authorized the listing of the Purchased Shares (the “Stock Purchase Closing”). The Stock Purchase Agreement and Merger Agreement are separate transactions and neither transaction is conditioned upon the consummation of the other transaction.

The Stock Purchase Agreement contains representations, warranties and covenants of TXNM and the Purchaser including, among others, covenants imposing confidentiality and standstill obligations on the Purchaser, and covenants imposing restrictions of the Purchaser’s right to transfer and vote the Purchased Shares during the pendency of the Merger Agreement, except that Purchaser is permitted to vote in favor of the Merger.

TXNM has granted Purchaser customary registration rights with respect to the Purchased Shares, but such Purchased Shares will require registration only if the Merger Agreement is terminated. The Purchased Shares will be listed on the NYSE prior to the Stock Purchase Closing. The Stock Purchase Agreement may be terminated by TXNM if Purchaser has failed to consummate the Stock Purchase Closing within five business days after the date it is required to be completed.

In addition, BIP has entered into a limited guarantee with TXNM (the “Share Limited Guarantee”), pursuant to which BIP has guaranteed the obligations of Purchaser to pay for the Purchased Shares under the Stock Purchase Agreement. The Share Limited Guarantee is capped at $400 million.

The foregoing description of the Stock Purchase Agreement is only a summary and does not purport to be complete. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

TXNM and TNMP Credit Agreements Event of Default due to Change of Control

The execution of the Merger Agreement constitutes a “Change of Control” under the following outstanding TXNM and TNMP credit facilities:

•$300.0 million Twelfth Amendment to and Restatement of Credit Agreement, dated as of April 1, 2024, by and among TXNM, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended by that certain Thirteenth Amendment to Credit Agreement dated as of June 24, 2024, maturing March 30, 2029;

•$500.0 million Term Loan Agreement, dated as of June 30, 2023, by and among TXNM, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, maturing June 30, 2026;

•$30.3 million Standby Letter of Credit facility between TXNM and Wells Fargo Bank, National Association, dated as of August 21, 2020; and

•$200 million Credit Agreement dated as of April 1, 2024, by and among TNMP, the lenders party thereto identified therein and Wells Fargo Bank, National Association, as administrative agent, maturing March 30, 2029.

(collectively, the “Credit Agreements”).

Under each of the Credit Agreements, a “Change of Control” constitutes an “Event of Default,” pursuant to which the lenders party thereto have the right to accelerate the indebtedness under the Credit Agreements. TXNM and TNMP are currently negotiating with the lenders to each of the Credit Agreements to amend each of the Credit Agreements to obtain a waiver of the Event of Default, although there can be no assurance that such waivers will be obtained.

TNMP $1.505 billion FMBs Bond Repurchase Event

TNMP has $1.505 billion of outstanding First Mortgage Bonds (“TNMP FMBs”) that include a “Bond Repurchase Event” provision. If TNMP is unable to obtain the amendment waiving the Event of Default under the TNMP Revolver within 15 calendar days of the signing the Merger Agreement, a “Bond Repurchase Event” will occur. If a “Bond Repurchase Event” occurs and is continuing, TNMP must repurchase the TNMP FMBs for a purchase price equal to the aggregate principal amount of the TNMP FMBs then outstanding, plus all accrued and unpaid interest thereon and a make-whole amount determined for the Bond Repurchase Event date with respect to such principal amount. TNMP is currently negotiating with the lenders under the TNMP Revolver to obtain a waiver of the Event of Default in order to avoid a Bond Repurchase Event, although there can be no assurance that such waiver will be obtained. If TNMP determines that it will be unable to obtain such waiver, it intends to draw upon the TXNM Merger Backstop Facility and pay off the TNMP Revolver to prevent any Bond Repurchase Event from occurring.

TNMP FMBs Change in Control Offer to Prepay

The $1.505 billion of outstanding TNMP FMBs obligate TNMP to offer to prepay within 30 days following the signing of the Merger Agreement all of the $1.505 billion TNMP FMBs at one hundred percent (100%) of the principal amount of the TNMP FMBs, plus all accrued and unpaid interest thereon, but without any make-whole amount or other premium (the “Offer to Prepay”). TNMP will make such Offer to Prepay the TNMP FMBs in accordance with the terms of the TNMP FMBs. Holders of such TNMP FMBs are not required to tender their TNMP FMBs and may accept or reject such Offer to Prepay. The information in this Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Offer to Prepay will be made only pursuant to an Offer to Prepay, which set forth the terms and conditions of the Offer to Prepay.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2025, TXNM filed a Current Report on Form 8‑K (the “Original 8-K”) announcing the appointments of Patricia K. Collawn as Executive Chairman (an executive officer position) and Joseph D. Tarry, as Chief Executive Officer and President (Principal Executive Officer), each effective as of July 1, 2025. TXNM is providing the following compensation information regarding material changes to Ms. Collawn’s and Mr. Tarry’s compensation arrangements, which had not been determined at the time of the filing of the Original 8-K. On May 18, 2025, upon the recommendation of the Compensation and Human Resources Committee, the Board approved the following compensation changes effective July 1, 2025:

•Ms. Collawn will receive a base salary of $1,199,000, a target annual cash incentive award opportunity of 115% of her annual base salary and a target annual long-term incentive award opportunity under TXNM’s 2025 Long-Term Incentive Plan of 215% of her annual base salary.

•Mr. Tarry will receive an increase in base salary to $965,000, an increase in his target annual cash incentive award opportunity to 115% of his annual base salary and an increase in his target annual long-term incentive award opportunity under TXNM’s 2025 Long-Term Incentive Plan to 325% of his annual base salary.

In addition, as previously reported, on September 20, 2024, Ms. Elisabeth A. Eden announced her intention to retire as Senior Vice President and Chief Financial Officer of TXNM, effective as of a date that is mutually agreeable between Ms. Eden and TXNM after a suitable successor is identified. On May 18, 2025, the Board, upon the recommendation of the Nominating and Governance Committee (“NGC”), elected Henry E. Monroy, Vice President, Regulatory, of TXNM’s wholly-owned utility subsidiary, Public Service Company of New Mexico (“PNM”), as TXNM’s Senior Vice President and Chief Financial Officer (Principal Financial Officer), effective as of May 19, 2025, following Ms. Eden’s retirement from such role.

Mr. Monroy, 46, joined TXNM in 2003 and most recently served as PNM’s Vice President of Regulatory, a role that he had taken on in July 2022. Mr. Monroy previously served as TXNM’s Vice President and Corporate Controller from 2020 until 2023, which role included serving as TXNM’s principal accounting officer. Prior to serving as TXNM’s Vice President and Corporate Controller, Mr. Monroy served as TXNM’s Utility Operations Controller and, prior to such role, in numerous positions within TXNM’s accounting, revenue and budget functions, including Controller Group Senior Analyst, Controller Group Project Manager, Wholesale Power Marketing Energy Accounting Manager, Energy Analysis Accounting Manager, Revenue Requirements Manager, Utility Accounting Director, Cost of Service & Corporate Budget Director, Audit & Cost of Service Director, and Budget, Cost of Service & General Accounting Director. Mr. Monroy received a Bachelor of Accountancy from New Mexico State University. Mr. Monroy is a Certified Public Accountant in the State of New Mexico.

In connection with Mr. Monroy’s appointment, he will receive an annual base salary of $390,000, and will be eligible for a target annual cash incentive award opportunity of 65% of his annual base salary and a target annual long-term incentive award opportunity under TXNM’s 2025 Long-Term Incentive Plan of 85% of his annual base salary. In addition, Mr. Monroy will receive a performance share award grant, pro-rated for the number of months in the applicable performance period during which Mr. Monroy is employed as TXNM’s Senior Vice President and Chief Financial Officer, equal to 59.5% of his annual base salary, to be granted on the first trading day after expiration of the black out period in effect on the effective date of Mr. Monroy’s appointment. Mr. Monroy will also be eligible to participate in TXNM’s benefit plans and programs on the same terms as other similarly situated TXNM senior vice presidents. There are no arrangements or understandings between Mr. Monroy and any other person in connection with his appointment. There is no family relationship between Mr. Monroy and any director or executive officer of TXNM, and Mr. Monroy is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Further, on May 18, 2025, upon the recommendation of the NGC, the Board elected Ms. Eden to serve as Senior Vice President, Finance of TXNM, effective May 19, 2025. Ms. Eden will continue to receive her existing annual base salary, participate in TXNM’s benefits plans and programs on the same terms and conditions of other senior vice presidents, and be eligible for a target annual cash incentive award opportunity and target long-term incentive award opportunity at the same opportunity levels as in effect in connection with her prior role as Senior Vice President and Chief Financial Officer of TXNM.

Upon Closing, Ms. Collawn will step down as Executive Chairman.

Item 7.01    Regulation FD Disclosure.

TXNM will discuss the Merger during a live conference call and audio webcast on May 19, 2025, beginning at 12 p.m. Eastern time. Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: https://dpregister.com/sreg/10200131/ff33307f83. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and asking to join the TXNM Energy call.

A copy of TXNM’s investor presentation for the webcast conference call related to the Merger is furnished hereto as Exhibit 99.2 hereto and incorporated by reference into this Item 8.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 8.01    Other Events.

On May 19, 2025, TXNM issued a press release announcing the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 18, 2025, by and among TXNM Energy, Inc., Troy ParentCo LLC and Troy Merger Sub Inc.

10.1	TXNM Merger Backstop Revolving Facility, dated as of May 18, 2025, by and among TXNM Energy, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.2	TNMP Merger Backstop Term Loan, dated as of May 18, 2025, by and among Texas-New Mexico Power Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.3	Stock Purchase Agreement, dated as of May 18, 2025, by and between TXNM Energy, Inc. and Troy TopCo LP.

99.1	Press Release issued by TXNM Energy, Inc. on May 19, 2025.

99.2	Investor Presentation. (Furnished not filed)

104	Cover page in Inline XBRL format

Forward-Looking Statements

Statements made in this Current Report on Form 8-K for TXNM that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential transaction between TXNM and BIP, including any statements regarding the expected timetable for completing the potential Merger, the ability to complete the potential Merger, the expected benefits of the potential Merger, projected financial information, future opportunities, and any other statements regarding TXNM’s and BIP’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither BIP nor TXNM assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM cautions readers not to place undue reliance on these statements. TXNM’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see TXNM’s Form 10-K and Form 10-Q filings and the information filed on TXNM’s Forms 8-K with the SEC, which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed Merger with BIP, including, but not limited to: the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that TXNM’s shareholders may not approve the Merger Agreement, the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed Merger, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information about the Proposed Transaction and Where to Find It

The proposed transaction between TXNM and BIP will be submitted to the shareholders of TXNM for their consideration. TXNM will file a proxy statement on Schedule 14A and other documents with the Securities and the SEC regarding the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, TXNM intends to mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. This document is not a substitute for the proxy statement or any other document which TXNM may file with the SEC and send to TXNM’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TXNM ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TXNM AND THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from TXNM’s website (https://www.txnmenergy.com/) under the tab “Investor” and then under the heading “SEC Filings.”

Participants in the Solicitation

TXNM and its directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about TXNM’s directors and executive officers is set forth in its definitive proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2025, and its Form 10-K filed with the SEC on February 28, 2025. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials TXNM intends to file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

TXNM ENERGY, INC.
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: May 19, 2025	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)